UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 6, 2017

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Item 3.03 Material Modification to Rights of Security Holders.

On February 28, 2017, Visualant, Incorporated (the “Company”) amended the terms of its Series E Warrant to purchase 1,785,714 shares of common stock to provide a downward adjustment to the exercise price in the event the Company issues common stock or instruments convertible into common stock at a price below $0.70 per share.

On February 28, 2017, The Company and the holder of its Series D preferred stock signed an Amended and Restated Registration Rights Agreement. The amendment registration rights agreement extends the time for the Company to file a registration statement with the Securities and Exchange Commission for the shares covered under the agreement to May 31, 2017.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Form of Amendment to Series E Warrant

10.2	Form of Amended and Restated Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Jeff Wilson
Jeff Wilson, CFO

March 6, 2017